Exhibit 10.15

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

AMENDED AND RESTATED MASTER PRODUCT PURCHASE AGREEMENT

This Amended and Restated Product Purchase Agreement (this “Agreement”) is made and entered into as of this 6th day of November, 2015 (the “Execution Date”) by and between Smart Sand, Inc. a Delaware Corporation, with a place of business at 1010 Stony Hill Rd., Ste 175, Yardley, PA 19067 (“Smart Sand”) and US Well Services LLC a Delaware limited liability company with a place of business at 770 South Post Oak Lane, Ste 405, Houston, TX 77056 (“Buyer”).

RECITALS

A. Whereas, Smart Sand mines, processes and sells certain industrial sand products;

B. Whereas, Smart Sand and Buyer are parties to that certain Master Product Purchase Agreement, dated as of May 8th, 2014, as amended by that certain First Amendment to Master Product Purchase Agreement, dated effective as of April 1, 2015 (as amended, the “Original Agreement”); and

C. Whereas, Smart Sand and Buyer desire to amend and restate in its entirety the Original Agreement, as set forth in this Agreement, to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm monthly and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1. Products, Forecasts and Quantity Commitments

1.1 Subject to the terms and conditions of this Agreement, during the Term of this Agreement, Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, frac sand products based on the specifications (the “Specifications”) set forth in Appendix A attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), and based on the product mix specified in Appendix B, subject to the minimum tonnage amounts as follows:

Contract Year	Minimum Tons per Year*
***	***

*	For all purposes of calculating compliance with the Minimum Tons per Year requirement, each ton of *** Products shall count as *** Products, as further described in Appendix B.

The Minimum Tons per Year is subject to adjustment based on railcar availability. Smart Sand will use commercially reasonable efforts to supply *** (the “Minimum Railcars”) to transport the Minimum Tons per Year. If, at any time, Smart Sand is unable to supply the Minimum Railcars, the Minimum Tons per Year shall be automatically (and without penalty) adjusted downward by an amount equal to *** by Smart Sand (***). After such reduction, the Minimum Tons per Year shall be automatically adjusted upward by *** tons for each additional railcar that Smart Sand supplies until the total number of railcars supplied by Smart Sand meets ***. Unless otherwise agreed to in writing by Smart Sand and Buyer, the number of railcars supplied by Smart Sand shall not exceed *** and the maximum tons per Contract Year of Products that Buyer is required to purchase pursuant to this Agreement shall not exceed *** tons (subject to the treatment of *** Products as further described above and in Appendix B).

The parties agree that any amounts due and payable under the Original Agreement for or with respect to any failure to purchase a minimum amount of Products during periods prior to the Execution Date are hereby waived and released. For the avoidance of doubt, the foregoing waiver shall not apply to any amounts due and payable on or after the date hereof or for frac sand that was delivered but not paid for prior to the date hereof.

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a frac sand product purchase agreement with a third party at any time.

1.2 For purposes of this Agreement: (i) the “Interim Period” shall mean the period beginning on *** and ending on 11:59 p.m. on ***; and (ii) a “Contract Year” shall mean (i) the period beginning on *** of a given year and ending on 11:59 p.m. on *** of the immediately following year. For the avoidance of doubt, ***.

Buyer shall provide Smart Sand with an initial *** non-binding forecast for all Product requirements prior to the first month of delivery in the first Contract Year hereunder for each quarter. On a monthly basis, after issuance of the initial *** forecast as specified above, and on or before the first day of each ensuing calendar month, Buyer shall update its forecast to maintain a *** rolling forecast (each such forecast, a “Forecast”). All quantities stated for the first *** period of any Forecast shall be firm commitments of Buyer to purchase the stated quantity of each Product (each, a “Commitment”). Any estimate for periods between *** provided by Buyer shall be a non-binding good faith forecast of delivery requirements. If Buyer does not provide an updated Forecast in any given month, the Forecast for such month, including the *** Commitment, shall be the *** (assuming no *** Products).

1.3 In no event will Smart Sand be required to provide to Buyer in any given month during the Term an aggregate quantity of Products exceeding *** percent of the Minimum Tons per Year for the applicable Contract Year. By way of example, given the Minimum Tons per Year for a Contract Year of *** tons of Product, the maximum tonnage of Product that Smart Sand will be required to deliver in a month is *** tons.

1.4 Subject to Section 1.5 below, in the event that Buyer purchases less than the Minimum Tons per Year stated in Section 1.1 above during any Contract Year during the Term and has not, ***, purchased an amount exceeding *** (“Prior Excess”) by an amount greater than or equal to any such shortfall, Buyer shall pay to Smart Sand on or before the date which is *** following the start of the ensuing Contract Year (or within *** of notice of such shortfall, whichever is later) an amount equal to *** multiplied by the difference between the applicable Minimum Tons per Year stated above and the actual Tons purchased by the Buyer during such Contract Year (“Actual Tons”) plus the Prior Excess (*** * (Minimum Tons per Year – (Actual Tons + Prior Excess))) (the “True Up Payment”).

1.5 So long as Buyer is not in breach of this Agreement, Buyer may choose to defer up to *** Products until the end of the Term, which shall reduce the Minimum Tons per Year for any Contract Year in which any such deferral occurs by the amount so deferred in such Contract Year ***; provided, however, *** the types of Products that Buyer chooses to defer must be consistent with the product mix set forth on Appendix B ***. If, in any Contract Year, there is Prior Excess from the preceding Contract Year remaining after applying such Prior Excess to the True Up Payment in accordance with Section 1.4, then the Outstanding Deferred Tons shall be reduced by an amount equal to such remaining Prior Excess. Buyer shall pay to Smart Sand on or before the date that is *** following the end of the Term an amount (the “Cumulative Shortfall Payment”) equal to *** multiplied by the difference between the aggregate Minimum Tons per Year during the Term (i.e. *** tons) and the actual tons of Products (including any tonnages of substituted *** at the ratio and proportion set forth in Section 1.1. and Appendix B) purchased by the Buyer during the Term (“Cumulative Purchased Tons”) plus tons of Replacement Products (the resulting amount, the “Cumulative Net Tons”) (i.e. (i) Cumulative Net Tons = *** - (Cumulative Purchased Tons + tons of Replacement Products), and (ii) Cumulative Shortfall Payment = Cumulative Net Tons * ***. If the Cumulative Net Tons is equal to or less than ***, then the Cumulative Shortfall Payment shall be ***. If Buyer does not pay any True Up Payment when due (and fails to cure such nonpayment within *** after such True Up Payment is due), or if Buyer wrongfully rejects any Products, in addition to (and not in lieu of) any other remedies available at law or under this Agreement, Smart Sand may, in its sole discretion, eliminate Buyer’s deferral right hereunder by providing written notice of such elimination to Buyer, in which case Buyer shall promptly (but in no event greater than *** after Smart Sand’s notice) pay to Smart Sand an amount equal to the product of *** multiplied by the then Outstanding Deferred Tons.

1.6 Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order. All purchase orders and requested ship dates are subject to written acceptance and acknowledgment by Smart Sand.

1.7 The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does not form the basis of any contract.

2. Price and Payment Terms

2.1 The pricing for each of the Products for each Contract Year shall be as set forth on Appendix C attached hereto and incorporated by reference (“Contract Price”). Smart Sand agrees that all Products ordered by Buyer will be loaded onto Smart Sand supplied railcars, which shall be provided in accordance with the Railcar Usage Agreement, substantially in the form attached hereto as Exhibit A, and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, and (ii) delivery of the Products shall occur upon the transfer of Products into the applicable railcar via a delivery chute. Delivery will be, and all prices are quoted, FCA Smart Sand’s facility in which such Products are loaded onto railcars (i.e. the Oakdale Facility, the Hixton Facility (if constructed), or such other facility as determined by the mutual consent of Smart Sand and Buyer), Incoterms 2010. For the avoidance of doubt, all rail and shipping costs, including, without limitation, insurance costs, shall be borne exclusively by Buyer. Smart Sand may, at its option, pay all freight charges and transloading charges for any shipment, after which Smart Sand shall provide an invoice to Buyer for such charges and shall pay Smart Sand within *** of the date of such invoice. The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix C.

2.2 Unless stated otherwise in an order, prices quoted by Smart Sand do not include sales, VAT use or similar taxes. Any such taxes, fees, duties, and customs charges imposed on Smart Sand in the country or area of operations shall be reimbursed to Smart Sand by Buyer. The provisions of this clause shall continue after termination of this Agreement.

2.3 Smart Sand shall invoice Buyer upon shipment of Products. Other than as provided for freight charges and transloading charges in Section 2.1, payment by Buyer shall be due and payable within *** after the date of invoice. Past due invoices (including invoices for freight charges and transloading charges) are subject to a monthly service charge at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law.

2.4 Smart Sand’s Credit Department may revoke credit approval at any time and require credit enhancements such as a prepayment or a letter of credit posted by Buyer to continue performing under this Agreement. Upon placing this instrument with an attorney for collection of past due payments or repossession of Products, Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to enforce the terms and conditions stated herein.

2.5 In consideration of this Agreement, Buyer shall pay to Smart Sand the amount of *** (the “Prepayment Amount”), which is due and payable as follows: (i) *** on ***; and (ii) *** on ***. The Prepayment Amount shall be used by Smart Sand to reduce the amount payable by Buyer for Products ordered by *** per ton, which will be reflected on the invoice described in Section 2.3 as a credit to the Contract Price. The foregoing payment reduction shall cease when the aggregate payment reductions for Products purchased equal ***. Within *** after the end of each calendar quarter, Smart Sand will provide to Buyer a statement reflecting the outstanding balance of the Prepayment Amount, until the Prepayment Amount has been applied in full to the payment reductions as provided in the immediately preceding sentence.

2.6 In addition to paying the Prepayment Amount, commencing on the Execution Date and continuing on the first day of each month during the Interim Period, Smart Sand will invoice Buyer for a capacity reservation charge of *** per month (the “Reservation Charge”), which shall be paid by Buyer within *** after the date of each such invoice. The Reservation Charge shall be payable regardless of whether Buyer purchases any Products during any month in the Interim Period.

2.7 Any failure by Buyer to pay any portion of the Prepayment Amount or a Reservation Charge when due shall constitute a material breach of this Agreement, and, in addition to (and not in lieu of) any other rights and remedies that Smart Sand has, the entire balance of the Prepayment Amount and all unpaid Reservation Charges that have accrued or will accrue during the Interim Period shall automatically and without notice become immediately due and payable and shall accrue interest at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law, whichever is greater.

3. Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand must agree to any such changes in writing prior to amendment of the Specifications, and Smart Sand is under no obligation to accept any such changes. Smart Sand shall notify Buyer of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by Buyer. Buyer must agree to the adjustment to the Contract Prices in writing prior to any amendment of the Specifications.

4. Delivery

4.1 The Products shall be delivered in accordance with Section 2.1 of this Agreement. Smart Sand reserves the right to charge Buyer a storage fee for any Buyer controlled rail car that remains at Smart Sand’s rail facility longer than *** after arrival.

4.2 In the event that Smart Sand is unable to supply Buyer’s requirements, Buyer shall have the right to purchase replacement Product (“Replacement Products”) from alternative sources (up to the amount that Smart Sand is unable to supply) after receipt of notification of Smart Sand’s failure to supply. Provided that Smart Sand’s inability to supply is not the result of an Excusable Delay under Section 9 below, then all Replacement Products purchased by Buyer shall be exempt from the Buyer’s requirements obligation set forth in Section 1.1 above. Except to the extent Smart Sand’s inability to supply is the result of an Excusable Delay, if the Replacement Products are purchased by Buyer at a price that is higher than the then-applicable Contract Price, Smart Sand shall be responsible for the difference between the Contract Price and the price of the Replacement Products.

5. Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D for compliance with the Specifications. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer can be made at the point of loading. Buyer may, at its expense, have a representative at Smart Sand’s facility for the purpose of such inspection.

6. Warranty

6.1 Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D attached hereto and incorporated by reference with respect to each Product.

6.2 Buyer acknowledges that Products may become damaged by improper handling after delivery and that Smart Sand shall have no obligation to replace such damaged Products.

6.3 THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7. Term and Termination

7.1 This Agreement shall become effective *** (the “Effective Date”), and shall expire at 11:59 p.m. on *** (the “Term”) unless sooner terminated as provided herein.

7.2 Either party may terminate this Agreement, immediately upon written notice to the other party, (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within *** (*** for the nonpayment of money except with respect to the Prepayment Amount and the Reservation Charges, in which case there is no cure period and no notice related thereto is required) after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy of similar proceeding is brought by or against such other party and involving such other party is not dismissed within *** of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3 In the event of termination of this Agreement as provided in Section 7.2, this Agreement shall immediately become void and there shall be no liability or obligation on the part of any party hereto; provided, that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement or any fraud, (ii) the provisions of this Section 7.3 (Effect of Termination) and Sections 7.4 (Payment), 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolution of Disputes) and 15 (Miscellaneous) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

7.4 Notwithstanding anything to the contrary in Section 7.3: (i) in the event Buyer terminates this Agreement pursuant to Section 7.2, Buyer shall pay, within *** of the effective date of termination, all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination, payment for any Outstanding Deferred Tons at the rate of *** per ton, and all other amounts payable by Buyer hereunder that have accrued but remain unpaid at the effective date of termination, including, without limitation, railcar storage costs due and owing which have not been paid prior to termination, and any outstanding True Up Payments, and Smart Sand shall have no further obligations to pay any costs for any Replacement Products; and (ii) in the event Smart Sand terminates this Agreement pursuant to Section 7.2, Buyer shall pay, within *** of the effective date of termination, an amount equal to:

(A)	all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination; plus

(B)	an amount equal to: (i) ***, multiplied by (ii) the difference between the total tons of each Product that Buyer was committed to purchase hereunder and the actual tons of each Product purchased by Buyer during the Term; minus

(C)	an amount equal to the difference between: (i) the Prepayment Amount (or if the entire Prepayment Amount has not yet been paid to Smart Sand, such lesser amount that has been paid to Smart Sand in accordance with Section 2.5), and (ii) the total payment reductions for purchased Products in connection with the Prepayment Amount during the Term.

8. Confidentiality

8.1 The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party’s business (together the “Confidential Information”). Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not knowingly disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except only to those of the recipient’s employees who need to know the same in the performance of their duties for the recipient in connection with this Agreement.

8.2 The parties’ non-disclosure obligations restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of ten (10) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient.

9. Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, labor disputes, strike, shortage of utilities, material or labor, delay in transportation, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities, government-mandated facility shutdowns or limitations, acts of God or the public enemy, or any other act or event of any nature reasonably beyond such party’s control. In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that, such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect. If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity, Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate Buyer requirements for Products under this Agreement.

10. LIMITATION OF LIABILITY.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11. PRODUCT NOTIFICATION

WARNING! MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT BREATHE DUST OR USE FOR SANDBLASTING. IF YOU BREATHE FINE SILICA DUST POSSIBLY CONTAINED IN PRODUCTS YOU CAN SUFFER SEVERE, IRREVERSIBLE LUNG DAMAGE AND DEATH. SOME MEDICAL REPORTS STATE INHALATION OF SILICA DUST MAY CAUSE LUNG CANCER. MEDICAL REPORTS ALSO LINK BREATHING SILICA DUST TO CRIPPLING ARTHRITIS AND SKIN AND EYE IRRITATION. NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12. Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:	Smart Sand, Inc.
1010 Stony Hill Rd., Ste 175,
Yardley, PA 19067
Attn: Susan Neumann
Facsimile: 215.295.7911

With a copy to:	Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, NJ 08648
Attn: James D. Young
Facsimile: 609.896.1469

To Buyer:	US Well Services LLC
770 South Post Oak Lane
Ste 405
Houston, TX 77056
Attn: Brian Stewart

13. Resolution of Disputes

13.1 BOTH PARTIES AGREE THAT, TO THE EXTENT ALLOWED BY THE GOVERNING LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION INVOLVING THIS AGREEMENT.

13.2 It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law and forum provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder. The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure. Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14. Compliance with Law

14.1 Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2 Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

15. Miscellaneous.

15.1 This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2 This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns (to the extent this Agreement is assignable). Smart Sand may assign or otherwise transfer this Agreement without Buyer’s consent to (i) one of its affiliates, or (ii) the purchaser of substantially all of the assets of Smart Sand, or (iii) any financial institution providing financing to Smart Sand. Except for such assignment by Smart Sand, no party may assign this Agreement without the prior written consent of the other party. Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3 This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules. The parties agree that Wilmington, Delaware shall be the exclusive forum and venue for resolving any disputed matter.

15.4 No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing of subsequent waiver.

15.5 The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

15.6 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

15.7 The headings herein are for reference purposes only and are not to be considered in construing this Agreement.

15.8 If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		US Well Services LLC

By:	/s/ John Young	By:	/s/ Brian Stewart
Name:	John Young	Name:	Brian Stewart
Title:	Vice President of Sales	Title:	CEO

APPENDIX A

Specifications

As of the Execution Date of this Agreement, the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size -***	***
% In Size -***	***
% In Size -***	***
% In Size -***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX B

Product Mix Parameters

Buyer acknowledges the need for a balanced Product sales mix output from Smart Sand’s facility. Therefore, the following shall serve as a benchmark Product volume mix target for each month during the Term.

The following product mix shall apply commencing ***:

Product	Minimum Monthly Volumes (Tons)
***	***

Subject to availability, as determined by Smart Sand in its sole discretion, Buyer may, in lieu of purchasing *** Products, purchase up to *** tons per Contract Year of *** Products at a Base Price of *** per ton; provided, however, that each ton of *** Products purchased shall count as *** of a ton towards the Minimum Tons per Year. The Product volume mix shall continue to apply for all Products purchased by Buyer that are not *** Products. For the avoidance of doubt, assuming a Minimum Tons per Year of *** tons, if Buyer purchases *** tons of *** Products and no other Products, then such purchase shall count as *** tons towards the Minimum Tons per Year requirement, and in order to satisfy the Minimum Tons per Year requirement, Buyer must purchase *** tons of *** Products, consisting of *** tons of *** Products, *** tons of *** Products, and *** tons of *** Products.

APPENDIX C

Product Pricing

Contract Prices are the sum of annual Base Prices and Quarterly fuel surcharges, as detailed below. Pricing for shipments each month should be based on the Contract Prices for the most recent quarter.

1)	Base Prices during *** are as follows:

a) For the first *** tons of Products purchased in a given month during ***:

Product	Base Prices ($ / Ton)
***	***

b) For all Products purchased in a given month during *** after the *** tons described in a) above has been purchased:

Product	Base Prices ($ / Ton)
***	***

2)	Base Prices starting during *** are as follows:

Product	Base Prices ($ / Ton)
***	***

Commencing at the beginning of Contract Year 2 and continuing for each Contract Year during the Term of the Agreement, Base Prices will be increased annually in an amount equal to:

i)	***; PLUS

ii)	The percent increase in accordance with changes in the annual Producer Price Index (PPI), published in January of each year during the Term of the Agreement; provided, however, that in the event the PPI is negative in any given Contract Year, the percentage amount under this Section 1(ii) with respect to such Contract Year shall equal zero.

3)	Quarterly diesel and natural gas/propane fuel surcharges adjustments, starting ***, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter is above the Bench Mark, set at *** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the agreement. A surcharge of *** per ton for every *** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the ANGP for a prior quarter averages *** per MMBTU, the surcharge will be *** per ton for the following quarter.

As an example, if the average of the monthly closes of NYMEX natural gas for January, February and March is ***, then *** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is *** or less, then *** will be added to the Base Price for July August and September.

[Appendix C continues on following page]

Propane Surcharge: A Propane Surcharge will be applied if the Average Quarterly Mont Belvieu, TX Propane Spot Price (AMBTX) as listed on WWW.EIA.GOV (http://www.eia.gov/dnav/pet/hist/LeafHandler.ashx?n=pet&s=eer_epllpa_pf4_y44mb_dpg&f=m) for the preceding calendar quarter is above the Bench Mark, set at *** per gallon of Propane ((Month 1 Average + Month 2 Average + Month 3 Average)/3=AMBTX), and shall be adjusted at the end of each calendar quarter for the duration of the agreement. A surcharge of *** per ton for every *** per gallon increase in the AMBTX for the preceding calendar quarter will apply in addition to the Base Price for all products. The calculation will be prorated, i.e., if the AMBTX for a prior quarter averages *** per Gallon, the surcharge will be *** per ton for the following quarter.

As an example, if the average of the monthly closes of Mont Belvieu, TX Propane Spot for January, February and March is ***/gallon, then *** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is ***/gallon or less, then $0 will be added to the Base Price for July August and September.

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix A. All testing shall be conducted during periods when Smart Sand’s Oakdale Facility or Hixton Facility (if constructed), as the case may be, is operational and not during down time. Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

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